Exhibit 10.23

STOCK AWARD AGREEMENT

This Stock Award Agreement is made this first day of October, 2025, by and between Precision Aerospace & Defense Group, Inc., a Florida corporation, (the “Company” and Joseph Thiewes (“Grantee”).

WHEREAS, the Company has adopted the 2024 Omnibus Securities and Incentive Plan (the “Plan”) to provide additional incentives to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Company’s Board of Directors has determined to grant to the Grantee an Award of Stock to encourage the Grantee’s efforts toward the continuing success of the Company.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant

1.1 The Company hereby grants to the Grantee in respect of his 2025 employment services furnished and to be furnished an award (the “Award”) of 50,000 Common Shares of the Company’s stock. Subject to Section 6 hereof, each Stock Unit represents the right to receive one (1) Share at the time and in the manner set forth in Section 7 hereof.

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3 The Grantee is hereby advised to consult a tax advisor regarding the potential filing of a Section 83(b) election with respect to the Stock granted hereunder. If applicable, such election must be filed with the IRS within 30 days of the grant date.

2. Restrictions on Transfer.

The Common Stock granted pursuant to this Agreement is restricted and may not be sold, transferred, or otherwise disposed of, and may not be pledged or otherwise hypothecated except as authorized by the Plan or unless the sale is exempt from the registration requirements of the Securities and Exchange Commission.

3. Vesting

Upon the execution of this Agreement, the Grantee will receive 50,000 Common Shares fully vested as of the date hereof.

4. Issuance of Shares.

Timing of Delivery. On the Vesting Date, or as soon thereafter as administratively practicable but in no event later than 30 days following the Vesting Date, unless otherwise required by law, the Company shall issue the Common Shares to the Grantee (or, if applicable, the Grantee’s estate) or shall be duly noted in the stock registry of the Company.

5. Anti-Dilution Protection.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or other similar change in the capital structure of the Company, the number and kind of Shares subject to this Award and this award only, shall be equitably adjusted by the Compensation Committee to preserve the economic value of the Award. Any such adjustment shall be made in a manner consistent with Section 409A and the Plan and shall be final and binding on all parties. In the event of a Change in Control (as defined herein), any substitution or replacement of Shares in connection with the transaction shall provide the Grantee with securities and vesting rights, as determined by the Compensation Committee in good faith.

6. Rejection of Award Agreement

The Grantee may reject this Agreement and forfeit the Stock granted to the Grantee pursuant to the Award by notifying the Company or its designee in the manner prescribed by the Company and communicated to the Grantee; provided that such rejections must be received by the Company within 7 days from the delivery of this Agreement to the Grantee, (the “Grantee Return Date”); provided further that if the Grantee dies before the Grantee Return Date, the Grantee’s estate may reject this Agreement no later than ninety (90) days following the Grantee’s death (the “Executor Return Date”). If this Agreement is rejected on or prior to the Grantee Return Date or the Executor Return Date, as applicable, the Stock evidenced by this Agreement shall be forfeited, and neither the Grantee nor the Grantee’s heirs, executors, administrators, and successors shall have any rights with respect thereto.

7. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Grantee’s employment, nor confer upon the Grantee any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service in any other capacity with the Company.

8. Withholding of Taxes.

The Company agrees to reimburse the Grantee (or the Grantee’s estate, if applicable) his additional income tax liability on the Shares granted at the fair market value (FMV) of the Shares at the time of the grant pursuant to Section 3 hereof. The Grantee agrees to make a Section 83 (b) election to be taxed on the FMV of the grant as of the date of the grant. Prior to the delivery to the Grantee (or the Grantee’s estate, if applicable) of Shares pursuant to Sections 1, the Company shall pay the federal, state and local income taxes and other amounts as may be required by law to be withheld on behalf of the Grantee (or the Grantee’s estate) by the Company (the “Withholding Taxes”) with respect to such Shares. By not rejecting this Agreement in the manner provided in Section 6 hereof, the Grantee (or the Grantee’s estate) shall be deemed to elect to have the Company, at least 4 days prior to the Vesting Date, pay for and withhold the amount equal to the Withholding Taxes in satisfaction of the Withholding of Taxes. The Company and the Grantee agree that the FMV of the shares granted pursuant to Section 1 above is the sum of $0.27 per share, calculated based upon the Company’s book value less a haircut do to the restrictive nature of the shares in a non-public company. The Grantee will furnish the Company with a copy of his tax return for the year in which the shares are granted, and the Company will reimburse the Grantee for the tax based upon the tax calculation utilized by the Grantee in the return.

9. Grantee to be bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10. Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

11. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12. Governing Law.

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida.

13. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators, and successors.

14. Resolution of Disputes.

Any dispute or disagreement that may arise under, or as a result of, or in any way relating to the interpretation, construction, or application of this Agreement shall be determined by the Compensation Committee. If the Grantee disagrees with the determination of the Compensation Committee, the dispute shall be subject to binding arbitration administered by the American Arbitration Association under its Employment Arbitration Rules. Any determination made hereunder shall be final, binding, and conclusive on the Grantee, the Grantee’s heirs, executors, administrators, and successors, and the Company and its Subsidiaries for all purposes.

15. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries and supersede all other agreements with respect to the award.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

In Witness whereof, the parties have executed this Agreement on the date above written,

EMPLOYEE:

/s/ JOSEPH THIEWES
JOSEPH THIEWES, Grantee

Precision Aerospace & Defense Group, Inc.

By	/s/ Maynard J. Hellman
Maynard J. Hellman
Chairman of the Board

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